                                             FILED PURSUANT TO RULE 424(b)(2)
                                                   REGISTRATION NO. 333-15253

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 10, 1996.

                                 $150,000,000

                            WELLS FARGO CAPITAL II

                       Floating Rate Capital Securities
               (Liquidation Amount $1,000 per Capital Security)
               Fully and Unconditionally Guaranteed as Described
                                   Herein by

                             WELLS FARGO & COMPANY

                                 ------------
The Floating Rate Capital Securities (the "Capital Securities") offered hereby represent beneficial ownership interests in Wells Fargo Capital II, a business trust created under the laws of the State of Delaware (the "Issuer"). Wells Fargo & Company, a Delaware corporation (the "Company"), will be the owner of all the common securities (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities") of the Issuer. The First National Bank of Chicago is the Property Trustee of the Issuer. The Issuer exists for the sole purpose of issuing Capital Securities and Common Securities and investing the proceeds thereof in Floating Rate Junior Subordinated Deferrable Interest Debentures, (the "Subordinated Debentures"), to be issued by the Company. The Subordinated Debentures will mature on January 30, 2027 (the "Stated Maturity"). The Capital Securities will have a preference under certain
                                                       (continued on next page)

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CAPITAL SECURITIES, SEE "RISK FACTORS" ON PAGE S-5 HEREIN.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                         Underwriting
                                                          Discounts
                                              Price to       and      Proceeds to the
                                             Public(1)   Commissions  Issuer(1)(2)(3)
                                            ------------ ------------ ---------------
Per Capital Security.......................   $990.25        (2)          $990.25
Total...................................... $148,537,500     (2)       $148,537,500

(1) Plus accrued distributions, if any, from January 30, 1997.
(2) In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Company's Subordinated Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriter as compensation for arranging the investment therein of such proceeds, $10 per Capital Security (or $1,500,000 in the aggregate). See "Underwriting."
(3) Expenses of the offering to be paid by the Company are estimated to be $250,000.

The Capital Securities are offered by the Underwriter when, as and if issued by the Issuer, delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Capital Securities in book-entry form will be made through the facilities of The Depository Trust Company on or about January 30, 1997 against payment in immediately available funds.

                          CREDIT SUISSE FIRST BOSTON

                      Prospectus dated January 23, 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(Continued from previous page)
circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Common Securities, like the Capital Securities, will have a Liquidation Amount of $1,000 per security, and the Company will acquire Common Securities in an aggregate Liquidation Amount of $4.65 million, which is equal to 3% of the total capital of the Issuer (rounded up to the nearest $50,000).

Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accumulating from January 30, 1997 and payable quarterly in arrears on the thirtieth day of January, April, July and October of each year, commencing April 30, 1997, at a variable annual rate of LIBOR (as defined herein) plus 0.5% on the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The Distribution rate and the Distribution payment dates and other payment dates of the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debentures, which will be the sole assets of the Issuer. Subject to certain exceptions described herein, the Company has the right to defer payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the annual rate of LIBOR plus 0.5% (calculated quarterly without regard to any Extension Period), compounded quarterly, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

The Company has, through the Guarantee Agreement, the Trust Agreement, the Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Issuer's obligations under the Capital Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer, as described herein (the "Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Subordinated Debentures held by the Issuer, the Issuer will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In the event of an Event of Default (as defined herein) under the Indenture attributable to the failure of the Company to make required payments on the Subordinated Debentures, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of a pro-rata portion of the payment due on the Subordinated Debentures. See "Description of Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the

(Continued from previous page)

accompanying Prospectus. The obligations of the Company under the Guarantee and the Subordinated Debentures are unsecured and are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Subordinated Debentures--Subordination" in the accompanying Prospectus) of the Company. At December 31, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $5.0 billion. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

The Capital Securities are subject to mandatory redemption (i) at the Stated Maturity upon repayment of the Subordinated Debentures, (ii) in whole but not in part, contemporaneously with the prepayment of the Subordinated Debentures upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein) and (iii) in whole or in part on or after January 30, 2007 contemporaneously with the optional prepayment by the Company in whole or in part of the Subordinated Debentures, in each case at a redemption price equal to the principal amount of, plus accrued interest to the date of payment on, the Like Amount (as defined in the accompanying Prospectus) of the Subordinated Debentures subject to prepayment. See "Certain Terms of Capital Securities--Redemption." Subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies, the Subordinated Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) on or after January 30, 2007, in whole or in part at any time or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a prepayment price equal to the principal amount thereof plus accrued interest thereon to the date of prepayment. See "Certain Terms of Subordinated Debentures--Optional Prepayment" and "--Tax Event, Investment Company Event and Capital Treatment Event Prepayment."

The Company will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Issuer, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Certain Terms of Capital Securities--Liquidation of Issuer and Distribution of Subordinated Debentures to Holders."

In the event of the termination of the Issuer, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

The Capital Securities will be issued in the form of one or more global certificates in fully registered form deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company ("DTC"). Beneficial interests in the Capital Securities will be represented on, and transfers thereof will be effected only through, book-entry accounts of financial institutions that are direct or indirect participants in DTC, acting on behalf of the beneficial owners. Investors may elect to hold interests in the Capital Securities through DTC, Cedel Bank, societe anonyme ("Cedel") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") if they are participants in such systems, or indirectly through organizations which are participants in such systems. Cedel and Euroclear will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in book-entry accounts as participants in DTC.

(Continued from previous page)

Except in the limited circumstances described herein and in the accompanying Prospectus, owners of beneficial interests in the Capital Securities will not be entitled to have Capital Securities registered in their names and will not receive or be entitled to receive certificates for Capital Securities. See "Clearing and Settlement" herein and "Book-Entry Issuance" in the accompanying Prospectus.

IT IS EXPECTED THAT THE DELIVERY OF THE CAPITAL SECURITIES IN BOOK-ENTRY FORM WILL BE MADE AGAINST PAYMENT THEREFOR ON OR ABOUT THE DATE SPECIFIED IN THE LAST PARAGRAPH OF THE COVER PAGE OF THIS PROSPECTUS SUPPLEMENT, WHICH IS THE FIFTH BUSINESS DAY FOLLOWING THE DATE HEREOF (SUCH SETTLEMENT CYCLE BEING HEREIN REFERRED TO AS "T+5"). PURCHASERS OF THE CAPITAL SECURITIES SHOULD NOTE THAT TRADING OF THE CAPITAL SECURITIES ON THE DATE HEREOF AND THE NEXT SUCCEEDING BUSINESS DAY MAY BE AFFECTED BY THE T+5 SETTLEMENT. SEE "UNDERWRITING."

The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Indenture dated as of November 27, 1996, as amended and supplemented from time to time between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"),
(ii) the "Trust Agreement" means the Amended and Restated Trust Agreement dated as of January 30, 1997 relating to the Issuer executed by the Company, as Depositor. The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and (iii) the "Guarantee Agreement" means the Guarantee Agreement dated as of January 30, 1997 between the Company and the First National Bank of Chicago, as Guarantee Trustee. The Trust Agreement provides that each holder of Capital Securities by acceptance of the Capital Securities agrees to the provisions of the Trust Agreement, the Guarantee Agreement and the Indenture. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

IF THE PURCHASER IS USING FOR ITS PURCHASE OF THE CAPITAL SECURITIES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR OF A PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE" AND ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN OR INDIVIDUAL RETIREMENT ACCOUNT, AN "ERISA PLAN"), THE PURCHASE SHALL CONSTITUTE A REPRESENTATION BY SUCH PERSON AS TO CERTAIN MATTERS RELATING, GENERALLY, TO THE RELATIONSHIP OF THE COMPANY TO THE ERISA PLAN AND THE AVAILABILITY OF AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES UNDER ERISA AND THE CODE. SEE "ERISA CONSIDERATIONS."

                                 RISK FACTORS

  Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. Because holders of Capital Securities may receive Subordinated Debentures on termination of the Issuer, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

  The obligations of the Company under the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. The obligations of the Company under the Guarantee are unsecured and rank subordinate and junior in right of payment to all liabilities of the Company other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Guarantee. At December 31, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $5.0 billion. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of additional secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantees -- Status of the Guarantees" and "Description of Junior Subordinated Debentures --
 Subordination" in the accompanying Prospectus. The Company is a legal entity separate and distinct from its principal subsidiary, Wells Fargo Bank, National Association (the "Bank"), and its other affiliates. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. See "Wells Fargo & Company."

  The ability of the Issuer to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  So long as no Event of Default under the Indenture has occurred or is continuing, the Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the annual rate of LIBOR plus 0.5% (calculated quarterly without regard to any Extension Period), compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and any other guarantee by the Company of distributions on the capital securities of other business trusts formed by the Company that purchase debentures under the Indenture and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of LIBOR plus 0.5%, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Certain Terms of Capital Securities -- Distributions" and "Certain Terms of Subordinated Debentures -- Option to Extend Interest Payment Period."

  Should an Extension Period occur, a holder of Capital Securities will continue to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of its pro rata share of the Subordinated Debentures held by the Issuer. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Capital Securities."

  The Company believes that the likelihood of its exercising its right to defer payments of interest is remote. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, CAPITAL TREATMENT EVENT OR INVESTMENT COMPANY EVENT -- REDEMPTION

  Upon the occurrence and continuation of a Tax Event, Capital Treatment Event or Investment Company Event, the Company has the right to prepay the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event and thereby cause a mandatory redemption of the Capital Securities at the Liquidation Amount thereof plus the accumulated Distributions thereon before, as well as on or after, January 30, 2007. The exercise of such redemption right is subject to the Company having received prior approval from the Federal Reserve to do so if then required under applicable capital guidelines or policies. An "Investment Company Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Issuer is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

  The term "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  A "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  See "Risk Factors -- Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities prior to January 30, 2007.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

  The Company will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Like Amount of the Subordinated Debentures to be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Certain Terms of the Capital Securities -- Liquidation of Issuer and Distribution of Subordinated Debentures to Holders."

  Under current law, and assuming, as expected, the Issuer is treated as a grantor trust, a distribution by the Issuer of the Subordinated Debentures as described under the caption "Certain Terms of Capital Securities --
 Liquidation of Issuer and Distribution of Subordinated Debentures to Holders" will be non-taxable and will result in the holder of Capital Securities receiving directly his pro rata share of the Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder of Capital Securities had in its Capital Securities before such distribution. A holder of Capital Securities will accrue interest in respect of Subordinated Debentures received from the Issuer in the manner described below under "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." However, if there should be a change in law (including a change in legal interpretation), a distribution of Subordinated Debentures could be a taxable event to the holders of Capital Securities.

MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. As a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent beneficial ownership interests in the Issuer) may be more volatile than the market prices of other debt securities that are not subject to such optional deferrals.

RIGHTS UNDER THE GUARANTEE

  The Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as the indenture trustee under the Guarantee Agreement (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Capital Securities. The First National Bank of Chicago will also act as Debenture Trustee for the Subordinated Debentures, as Property Trustee under the Trust Agreement and as Calculation Agent under the Indenture and its affiliate First Chicago Delaware Inc. will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Capital Securities.

  The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the applicable payment date, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of Junior Subordinated Debentures --Enforcement of Certain Rights of Holders of Preferred Securities," "Description of Junior Subordinated Debentures --
 Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, removal and appointment of Issuer Trustees and the exercise of the Guarantee and of the Issuer's rights as holder of Subordinated Debentures. The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Removal of Issuer Trustees; Appointment of Successors" in this Prospectus Supplement and "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement" and "-- Removal of Issuer Trustees" in the accompanying Prospectus.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET FOR CAPITAL SECURITIES

  It is not possible to predict how the Capital Securities will trade in the secondary market or whether such market will be liquid or illiquid. There is currently no secondary market for the Capital Securities. The Capital Securities are not expected to be listed on any securities exchange or automated inter-dealer quotation system. The Underwriter currently intends, but is not obligated, to make a market in the Capital Securities. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the Capital Securities with liquidity of investment or that it will continue for the life of the Capital Securities.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") proposed by the Clinton administration was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If the provision were to apply to the Subordinated Debentures, the Company would be unable to deduct interest on the Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action on the proposals. The proposals were not enacted in the recently concluded session of Congress and, under current law, the Company is able to deduct interest on the Subordinated Debentures. There can be no assurance, however, that final legislation similar to the Bill or future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of the Company to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies, to cause a redemption of the Capital Securities before, as well as after, January 30, 2007. See "Certain Terms of Subordinated Debentures -- Redemption" in this Prospectus Supplement and "Description of Preferred Securities -- Redemption or Exchange -- Tax Event Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes."

                            WELLS FARGO CAPITAL II

  Wells Fargo Capital II (the "Issuer") is a statutory business trust created under Delaware law pursuant to (i) a Trust Agreement executed by the Company, as Depositor, and an initial Delaware trustee and (ii) the filing of a certificate of trust and a restated certificate of trust with the Delaware Secretary of State on October 30, 1996 and November 20, 1996, respectively. Under the Trust Agreement (the "Trust Agreement"), the Issuer's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Issuer exists for the exclusive purposes of (i) issuing and selling the Capital Securities and Common Securities, (ii) using the proceeds from the sale of Capital Securities and Common Securities to acquire Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Subordinated Debentures will be the sole assets of the Issuer, and payments by the Company under the Subordinated Debentures and the related Expense Agreement will be the sole revenue of the Issuer. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Company will acquire Common Securities in an aggregate liquidation amount of $4.65 million, which is equal to 3% of the total capital of the Issuer, rounded up to the nearest $50,000. The Issuer has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Issuer is 420 Montgomery Street, San Francisco, California 94163, and its telephone number is (415) 477-1000. See "The Issuers" in the accompanying Prospectus.

  The Company anticipates that the Issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                             WELLS FARGO & COMPANY

  Wells Fargo & Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. On April 1, 1996, the Company completed its acquisition of First Interstate Bancorp ("First Interstate"). On the basis of assets as of December 31, 1996, the Company was the eighth largest bank holding company in the United States. As of December 31, 1996, the Company had loans of $67.4 billion, total assets of $108.9 billion, total deposits of $81.8 billion and stockholders' equity of $14.1 billion. Its principal subsidiary is Wells Fargo Bank, National Association (the "Bank"). The Bank is primarily engaged in retail, commercial and corporate banking, real estate lending and trust and investment services.

  The Company is a legal entity separate and distinct from the Bank and its other affiliates. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. The executive offices of the Company are located at 420 Montgomery Street, San Francisco, California 94163. The Company's telephone number is (415) 477-1000.

  Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities.

  Wells Fargo Capital A, Wells Fargo Capital B, Wells Fargo Capital C and Wells Fargo Capital I (each a Delaware business trust all of whose common securities are owned by the Company) have recently issued an aggregate of $1.15 billion of capital securities under a structure similar to the structure of the Capital Securities, albeit on different terms. The capital securities issued by Wells Fargo Capital A, Wells Fargo Capital B, Wells Fargo Capital C and Wells Fargo Capital I, and the related junior subordinated deferrable interest debentures and guarantee of the Company, will rank pari passu with the Capital Securities, Subordinated Debentures and Guarantee, respectively. All of such capital securities are expected to qualify for Tier 1 capital treatment by the Company. See "Regulatory Capital Benefits to Wells Fargo & Company" in the accompanying Prospectus.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following sets forth the consolidated historical ratios of earnings to fixed charges and the consolidated historical ratios of earnings to fixed charges and preferred stock dividends of the Company for the periods indicated:

                         QUARTER ENDED NINE MONTHS ENDED YEAR ENDED DECEMBER 31,
                         SEPTEMBER 30,   SEPTEMBER 30,   ------------------------
                             1996            1996        1995 1994 1993 1992 1991
                         ------------- ----------------- ---- ---- ---- ---- ----
Consolidated Ratios of
 Earnings to
 Fixed Charges (1)(3)
  Including interest on
   deposits.............     2.02            2.13        2.19 2.20 1.90 1.33 1.02
  Excluding interest on
   deposits.............     5.34            5.46        4.56 5.04 4.53 2.56 1.10
Consolidated Ratios of
 Earnings to
 Fixed Charges and
  Preferred Stock
 Dividends (1)(2)(3)
  Including interest on
   deposits.............     1.91            2.02        2.09 2.07 1.77 1.26 1.00
  Excluding interest on
   deposits.............     4.28            4.48        3.99 4.18 3.51 2.02 1.01

--------
(1) For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges represent interest expense plus the estimated interest component of net rental expense.

(2) The preferred stock dividends are increased to amounts representing the pretax earnings required to cover such dividends.

(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes the fixed charges ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Issuer will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer will be included in the consolidated financial statements of the Company. The assets of the Issuer consist solely of the Subordinated Debentures and the right under the Expense Agreement to reimbursement by the Company of the Issuer's operating expenses. The Subordinated Debentures have a principal amount of $154.65 million, an annual interest rate of LIBOR plus 0.5% and mature on January 30, 2027.

  The Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Company, which will be entitled "Guaranteed Preferred Beneficial Interests in Company's Subordinated Debentures," and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in the consolidated statement of income.

  The Company has agreed that future financial reports of the Company will:
(i) present the Capital Securities and any other Preferred Securities of Issuers (each as defined in the accompanying Prospectus) on the Company's balance sheet as a separate line item, which will be entitled "Guaranteed Preferred Beneficial Interests in Company's Subordinated Debentures;" (ii) include, in an audited note to the financial statements, disclosure that the sole assets of the Issuers are the Junior Subordinated Debentures (as defined in the accompanying Prospectus) (specifying as to each Issuer the principal amount, interest rate and maturity date of Junior Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited note to the financial statements, disclosure that (a) the common securities of the Issuers are wholly owned by the Company, (b) the sole assets of the Issuers are the Junior Subordinated Debentures (specifying as to each Issuer the principal amount, interest rate and maturity date of Junior Subordinated Debentures held) and (c) the obligations of the Company under the Junior Subordinated Debentures, the Indenture, the relevant trust agreement and the Guarantees, in the aggregate, constitute a full and unconditional guarantee by the Company on a subordinated basis of the Issuers' obligations under the Preferred Securities issued by each Issuer.

                      CERTAIN TERMS OF CAPITAL SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Capital Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Capital Securities represent beneficial ownership interests in the Issuer, and Distributions on each Capital Security will be payable at the annual rate of LIBOR plus 0.5% on the stated Liquidation Amount of $1,000, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, to the holders of the Capital Securities on the relevant record dates. The record dates will be, for so long as the Capital Securities remain in book-entry form, one Business Day (as defined in the accompanying Prospectus) prior to the relevant Distribution payment date and, in the event the Capital Securities are not in book-entry form, the fifteenth day of the month in which the relevant Distribution payment date occurs. Distributions will accumulate from January 30, 1997. The first Distribution payment date for the Capital Securities will be April 30, 1997. The amount of Distributions payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which Distributions are payable on the

Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. The Distribution rate and the Distribution payment dates and other payment dates of the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debentures. See "Description of Preferred Securities --Distributions" in the accompanying Prospectus.

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the annual rate of LIBOR plus 0.5% (calculated quarterly without regard to any Extension Period), compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures (as defined in the accompanying Prospectus)) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and any other guarantee by the Company of distributions on the capital securities of other business trusts formed by the Company that purchase debentures under the Indenture, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Subordinated Debentures. Following the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Certain Terms of Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

  The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

REDEMPTION

  The Company will have the right to prepay the Subordinated Debentures (i) on or after January 30, 2007, in whole at any time or in part from time to time, and (ii) at any time, in whole (but not in part) upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies. The prepayment price shall equal the principal amount of the Subordinated Debentures subject to such prepayment, plus accrued interest thereon to the date of prepayment. Upon the repayment in full at the Stated Maturity or prepayment in whole or in part of the Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities upon not less than 15 nor more than 60 days' notice of a date of redemption (the "Redemption Date"). See "Certain Terms of Subordinated Debentures -- Optional Prepayment."

  Under regulations of the Federal Reserve, any perpetual preferred securities with a feature permitting redemption at the option of the issuer can qualify as Tier 1 capital only if the redemption is subject to prior approval of the Federal Reserve. Therefore, any prepayment of the Subordinated Debentures and consequent redemption of the Capital Securities will be subject to the prior approval of the Federal Reserve if such regulations have not been revised. Under current policies, the Federal Reserve may grant approval of a redemption without a formal application or notice if (1) the redemption, together with other redemptions and repurchases of securities in the preceding 12 months, constitutes less than 10% of the bank holding company's net worth or (2) both before and after the redemption, the bank holding company is well-capitalized and highly-rated.

LIQUIDATION OF ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS

  The Company will have the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, cause the Like Amount of the Subordinated Debentures to be distributed to the holders of Capital Securities in exchange therefor upon liquidation of the Issuer. Such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies.

  Under current United States Federal income tax law and interpretations and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of the Subordinated Debentures in exchange for Capital Securities should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of Subordinated Debentures to Holders of Capital Securities." If the Company elects neither to redeem the Subordinated Debentures prior to maturity nor to liquidate the Issuer and distribute the Like Amount of the Subordinated Debentures to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Subordinated Debentures.

LIQUIDATION VALUE

  The amount payable on the Capital Securities in the event of any liquidation of the Issuer is $1,000 per Capital Security plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of such amount in Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

  The holders of a majority in Liquidation Amount of Capital Securities may remove any Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Trustee shall appoint its successor. If the Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the Property Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware Law. Any Property Trustee must be a national or state-chartered bank and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of a least $50,000,000. Each Administrative Trustee shall be a current officer of the Company. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement. This section replaces in its entirety the section entitled "Description of Preferred Securities--Removal of Issuer Trustees" in the accompanying Prospectus.

RATINGS

  The Capital Securities are expected to be rated "a1" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                            CLEARING AND SETTLEMENT

  Links have been established among DTC, Cedel and Euroclear to facilitate the initial issuance of the Capital Securities and cross-market transfers of the Capital Securities associated with secondary market trading.

  Although DTC, Euroclear and Cedel have agreed to the procedures provided below in order to facilitate transfers of Capital Securities among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither the Issuer nor the Company will have any responsibility for the performance by DTC. Euroclear, Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  DTC, Euroclear and Cedel have advised the Issuer as follows:

THE CLEARING SYSTEMS

  DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include certain of the Underwriter, the Property Trustee, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Transfers of ownership or other interests in Capital Securities in DTC may be made only through DTC participants. In addition, beneficial owners of Capital Securities in DTC will receive all Distributions with respect to the Capital Securities through such DTC participant.

  Cedel. Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Cedel provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to Cedel is also available to others that clear through or maintain a custodial relationship with a Cedel participant either directly or indirectly.

  Distributions with respect to Capital Securities held beneficially through Cedel will be credited to cash accounts of Cedel participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Cedel.

  Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator") under contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

   Distributions with respect to Capital Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

INITIAL SETTLEMENT

  Initial settlement for the Capital Securities will be made in immediately available funds.

  Investors electing to hold their Capital Securities through DTC (other than through accounts at Euroclear or Cedel) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holding against payment in same-day funds on the settlement date.

 Investors electing to hold their Capital Securities through Euroclear or Cedel accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Capital Securities will be credited to the securities custody accounts of Euroclear and Cedel holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

  Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Capital Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds using DTC's Same-Day Funds Settlement System.

  Trading between Euroclear and/or Cedel participants. Secondary market trading between Euroclear participants and/or Cedel participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Euroclear or Cedel purchaser. When Capital Securities are to be transferred from the account of a DTC participant (other than U.S. depositaries) to the account of a Euroclear participant or a Cedel participant, the purchaser must send instructions to Euroclear or Cedel through a participant at least one business day prior to settlement. Euroclear or Cedel, as the case may be, will instruct the relevant U.S. depositary to receive the Capital Securities against payment. Payment will then be made by such U.S. depositary to the DTC participant's account against delivery of the Capital Securities. After settlement has been completed, the Capital Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Cedel participant's account. Credit for the Capital Securities will appear on the next day (European time) and cash debt will be back-valued to, and the Distributions on the Capital Securities will accumulate from, the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Cedel cash debit will be valued instead as of the actual settlement date.

  Euroclear participants or Cedel participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as the participants would do for any pre-settlement occurring within Euroclear or Cedel. Under this approach, such participants may take on credit exposure to Euroclear or Cedel until the Capital Securities are credited to their accounts one day later.

  As an alternative, if Euroclear or Cedel has extended a line of credit to them, participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under the procedure, Euroclear participants or Cedel participants purchasing Capital Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Capital Securities were credited to their accounts. However, Distributions on the Capital Securities would accumulate from the value date. Therefore, in many cases, the investment income on Capital Securities earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each participants' particular cost of funds.

  Because the settlement is taking place during the New York business hours, DTC participants can employ their usual procedures in sending Capital Securities to the relevant U.S. depositary for the benefit of Euroclear participants or Cedel participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

  Finally, day traders that use Euroclear or Cedel and that purchase Capital Securities from DTC participants for credit to Euroclear participants or Cedel participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through Euroclear or Cedel for one day (until the purchase side of the day trade is reflected in their Euroclear account or Cedel account) in accordance with the clearing system's customary procedures;

    (2) borrowing the Capital Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Capital Securities sufficient time to be reflected in the borrower's Euroclear account or Cedel account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Cedel participant.

  Trading between Euroclear or Cedel seller and DTC purchaser. Due to the time zone differences in their favor, Euroclear participants or Cedel participants may employ their customary procedures for transactions in which Capital Securities are to be transferred by the respective clearing system through the relevant U.S. depositary to another DTC participant. The seller must send instructions to Euroclear or Cedel through a participant at least one business day prior to settlement. In these cases, Euroclear or Cedel will instruct its U.S. depositary to credit the Capital Securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Euroclear participant or Cedel participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Cedel participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear participant or Cedel participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Cedel participant's account would instead be valued as of the actual settlement date.

                   CERTAIN TERMS OF SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures," to which description reference is hereby made. The summary of certain terms and provisions of the Subordinated Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Capital Securities, the Issuer will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Subordinated Debentures issued by the Company. The Subordinated Debentures will bear interest at the annual rate of LIBOR plus 0.5% on the principal amount thereof, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, an "Interest Payment Date"), commencing April 30, 1997, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer, all Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date (for reasons other than such date not being a Business Day) will bear additional interest on the amount thereof (to the extent permitted by law) at the annual rate of LIBOR plus 0.5% (calculated quarterly without regard to any Extension Period), compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Subordinated Debentures will be issued as a series of junior subordinated debentures under the Indenture. The Subordinated Debentures will mature on January 30, 2027.

  The Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. At December 31, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $5.0 billion. Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise, including the Company's Senior and Subordinated Indentures entered into with The Chase Manhattan Bank (formerly known as Chemical Bank) and Marine Midland Bank, respectively. See "Description of Junior Subordinated Debentures --
 Subordination" in the accompanying Prospectus.

INTEREST RATE

  The First National Bank of Chicago, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period (including the initial interest period commencing January 30, 1997) based on LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period beginning on an Interest Payment Date (without regard to any Extension Period) in the following order of priority;

    (1) The rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date. "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).;

    (2) If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

    (3) If such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations;

    (4) If fewer than two such quotations are provided as requested in clause
  (3) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations; and

    (5) If fewer than two such quotations are provided as requested in clause
  (4) above, LIBOR will be LIBOR as determined on the previous Determination
  Date.

  If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

  Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable interest rate for each interest period will be final and binding. Holders of the Capital Securities may obtain the interest rates for the current and preceding interest period by writing or calling the Calculation Agent at The First National Bank of Chicago, One North State Street, 9th Floor, Chicago, Illinois 60602 (telephone (800) 524-9472).

OPTION TO DEFER INTEREST PAYMENTS

  So long as no Event of Default under the Indenture has occurred or is continuing, the Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid on the Subordinated Debentures (together with interest thereon at the annual rate of LIBOR plus 0.5% (calculated quarterly without regard to such Extension Period), compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (and holders of Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Original Issue Discount."

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, with the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and any other guarantee by the Company of distrubitions on the capital securities of other business trusts formed by the Company that purchase debentures under the Indenture, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest on the Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Subordinated Debentures. Following the termination of any such Extension Period and the payment of all amounts then due on the Subordinated Debentures, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Capital Securities of the record date. The Debenture Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Subordinated Debentures, and the Administrative Trustees shall give notice of the Company's election to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

OPTIONAL PREPAYMENT

  The Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company at any time on or after January 30, 2007, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, at a prepayment price equal to the outstanding principal amount of the Subordinated Debentures being redeemed plus accrued interest thereon to the date of prepayment:

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT PREPAYMENT

  If a Tax Event, Investment Company Event or Capital Treatment Event (as defined below) shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, prepay the Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, at a prepayment price equal to the outstanding principal amount of the Subordinated Debentures plus accrued interest thereon to the date of prepayment. Such a prepayment may occur before, as well as on or after, January 30, 2007.

  "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Subordinated Debentures,
(ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  "Investment Company Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Issuer is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Subordinated Debentures called for prepayment.

  If the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will also pay any Additional Sums on the Subordinated Debentures.

DISTRIBUTION OF SUBORDINATED DEBENTURES

  As described under "Certain Terms of Capital Securities -- Liquidation of Issuer and Distribution of Subordinated Debentures to Holders," under certain circumstances involving the termination of the Issuer, the Like Amount of the Subordinated Debentures may be distributed to the holders of the Capital Securities in exchange therefor upon liquidation of the Issuer, after satisfaction of liabilities to creditors of the Issuer as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Capital Securities, will act as depositary for the Subordinated Debentures. It is anticipated that the depositary arrangements for the Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. There can be no assurance as to the market price of any Subordinated Debentures that may be distributed to the holders of Capital Securities.

REGISTRATION OF SUBORDINATED DEBENTURES

  The Subordinated Debentures will be represented by one or more certificates registered in the name of The First National Bank of Chicago, as Property Trustee of the Trust. If distributed to holders of Capital Securities in exchange therefor upon liquidation of the Issuer, the Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Subordinated Debentures in definitive certificated form will not be issued in exchange for the global certificates. See "Clearing and Settlement" above.

  A global security shall be exchangeable for Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Subordinated Debentures are issued in definitive form, such Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable, and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust offices of the Debenture Trustee in Chicago, Illinois, New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the first day of June and December. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Clearing and Settlement" above and "Book-Entry Issuance" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of Brobeck, Phleger & Harrison LLP, counsel to the Company and the Issuer. This summary and the tax opinion of counsel only address the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold Capital Securities as capital assets, or (iv) "Non-U.S. Holders" (as defined below), except as described under "-- Income Tax Withholding from Non-U.S. Holders."

  This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "Service") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Capital Securities. See "-- Possible Tax Law Changes."

  The authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the Service regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the Service or the courts.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE ISSUER

  In the opinion of Brobeck, Phleger & Harrison LLP, under current law and assuming compliance with the terms of the Trust Agreement, the Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "-- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, and because the difference between the Subordinated Debentures' stated redemption price at maturity and their issue price is less than a statutorily defined de minimis amount (i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the Company believes that the Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Subordinated Debentures in accordance with such Securityholder's method of tax accounting.

  Under the Regulations, if the Company should exercise its option to defer any payment of interest, the Subordinated Debentures would at that time be treated as issued with OID. Accordingly, as long as the Subordinated Debentures remained outstanding, a Securityholder of Capital Securities (regardless of its method of tax accounting) would be required to accrue income as OID in accordance with the Regulations. Consequently, a Securityholder would be required to include in gross income OID in accordance with the Regulations even though the Company would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

  Under current law, and assuming, as expected, the Issuer is treated as a grantor trust, a distribution by the Issuer of the Subordinated Debentures as described under the caption "Certain Terms of Capital Securities--Liquidation of Issuer or Distribution of Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Subordinated Debentures previously held indirectly through the Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. A Securityholder will accrue interest in respect of Subordinated Debentures received from the Issuer in the manner described above under "-- Interest Income and Original Issue Discount." However, if there should be a change in law (including a change in legal interpretation), a distribution of Subordinated Debentures could be a taxable event to the Securityholders.

SALES OR REDEMPTION OF CAPITAL SECURITIES

  A Securityholder that sells (including a redemption for cash) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Subordinated Debentures, and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such Securityholder's pro rata share of the Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

  Should the Company exercise its option to defer any payment of interest on the Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. In the event of such a deferral, a Securityholder that disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Subordinated Debentures to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

INCOME TAX WITHHOLDING FROM NON-U.S. HOLDERS

  For purposes of this discussion, a "Non-U.S. Holder" is any corporation, individual partnership, estate or trust that is as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

  Under present United States federal income tax law

   (i) payments by the Trust or any of its paying agents to any holder of Capital Securities who or which is a Non-U.S. Holder will not be subject to United States withholding tax, provided that (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

   (ii) A Non-U.S. Holder of Capital Securities will not be subject to United States withholding tax on any gain realized upon the sale or other disposition of Capital Securities.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest paid and any OID accrued on the Capital Securities (other than Capital Securities held by corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. "Backup" withholding at a rate of 31% will apply to payments of interest to a non-exempt Securityholder unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Compliance with the certification procedures described above under "Income Tax Withholding from Non-U.S. Holders" would generally establish an exemption from backup withholding for Non-U.S. Holders.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  It is anticipated that income on the Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  The Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal released on March 19, 1996, would, among other things, generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If the provision were to apply to the Subordinated Debentures, the Company would be unable to deduct interest on the Subordinated

Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action on the proposals.

  The above-described provision of the Bill was not enacted in the recently-concluded session of Congress and, under current law, the Company is able to deduct interest on the Subordinated Debentures. There can be no assurance that future legislation similar to the Bill, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies, to cause a redemption of the Capital Securities, as described more fully in the accompanying Prospectus under "Description of Preferred Securities --Redemption or Exchange -- Tax Event, Capital Treatment Event or Investment Company Event Redemption."

                             ERISA CONSIDERATIONS

GENERAL

  A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Capital Securities. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

  If the purchaser is using for its purchase of the Capital Securities the assets of an ERISA plan, the purchase shall constitute a representation by such person that (i) if the Company is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the prohibited transaction rules under ERISA and the Code; (ii) the Company is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Subordinated Debentures; and (iii) in purchasing the Capital Securities the purchaser approves the purchase of the Subordinated Debentures and the appointment of the Property Trustee. If the purchaser is relying on a prohibited transaction class exemption ("PTCE") other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company or the Issuer of the Capital Securities may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for the purchaser's purchase and holding of the Capital Securities.

  Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Capital Securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

  THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF AN ERISA PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT.

PROHIBITED TRANSACTIONS

  The Company may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the Capital Securities, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the Capital Securities, any person who is, or who in acquiring such securities is using the assets of, an ERISA Plan should determine that either a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's investment in the Capital Securities, or that its investment in such securities will not result in a Prohibited Transaction.

  Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is investing in the Capital Securities. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; or PTCE 95-60, regarding investments by insurance company general accounts.

TRUST ASSETS AS "PLAN ASSETS"

  The Department of Labor has issued final regulations (the "Labor Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA. The Labor Regulations provide that, as a general rule, when an ERISA Plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the Labor Regulations, the Issuer will not be an investment company nor an operating company and there is no assurance that the Capital Securities will constitute a "publicly offered security."

  Under the Labor Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the Capital Securities held by benefit plan investors will be less than 25% of the value of the Capital Securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Labor Regulations, such result cannot be assured. Consequently, if ERISA Plans or investors using plan assets of ERISA Plans purchase the Capital Securities, the Issuer's assets could be deemed to be "plan assets" of such ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA Plans that invest in the Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Issuer. However, the Property Trustee will have only limited discretionary authority with respect to the Issuer's assets and the remaining functions and responsibilities performed by the Property Trustee will be for the most part custodial and ministered in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Issuer's assets may become a fiduciary with respect to the ERISA Plans that will purchase the Capital Securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated January 23, 1997 (the "Underwriting Agreement"), Credit Suisse First Boston Corporation (the "Underwriter") has agreed to purchase from the Issuer all of the Capital Securities.

  In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debentures, the Underwriting Agreement provides that the Company will pay to the Underwriter as compensation for arranging the investment therein of such proceeds, $10 per Capital Security.

  The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all the Capital Securities if any of the Capital Securities are purchased.

  The Company and the Issuer have been advised by the Underwriter that it proposes to offer the Capital Securities to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of $6 per Capital Security, and the Underwriter and such dealers may allow a discount of $2 per Capital Security on sales to certain other dealers. After the initial public offering of the Capital Securities, the public offering price and concession and discount to dealers may be changed by the Underwriter.

  The Capital Securities are a new issue of securities with no established trading market. The Underwriter has advised the Issuer that it intends to act as a market maker for the Capital Securities. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

  The Company and the Issuer have agreed that during the period beginning on the date hereof and continuing to and including January 30, 1997, they will not offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to, any securities substantially identical to the Capital Securities or the Subordinated Debentures without the prior written consent of the Underwriter.

  The Company and the Issuer have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

  The Underwriter has provided from time to time, and expects to provide in the future, investment or commercial banking services for the Company and its affiliates for which the Underwriter has received or will receive fees and customary commissions.

  It is expected that delivery of the Capital Securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Capital Securities on the date hereof or the next succeeding business day will be required, by virtue of the fact that the Capital Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Capital Securities who wish to trade Capital Securities on the date hereof or the next succeeding business day should consult their own advisor.

                                 $750,000,000

                             WELLS FARGO & COMPANY

              JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                             WELLS FARGO CAPITAL I
                            WELLS FARGO CAPITAL II
                            WELLS FARGO CAPITAL III
                PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY
                             WELLS FARGO & COMPANY

  Wells Fargo & Company, a Delaware corporation (the "Company"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payment Date".

  Wells Fargo Capital I, Wells Fargo Capital II and Wells Fargo Capital III, each a business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial ownership interests in such Issuer. The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in such Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Company to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Company under each Guarantee will be subordinate and junior in right of payment to all liabilities of the Company, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Guarantee. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. If provided in the accompanying Prospectus Supplement, the Company may, upon receipt of approval of the Federal Reserve (if such approval is then required), redeem the Corresponding Junior Subordinated Debentures
(and cause the redemption of the Trust Securities) or may terminate each
Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities --
 Liquidation Distribution Upon Termination".
                                                       (continued on next page)
                               ---------------

  THE PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                               ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
    PASSED  UPON  THE  ACCURACY   OR  ADEQUACY  OF  THIS  PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

               The date of this Prospectus is December 10, 1996.

(continued from previous page)

  Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities -- Distributions".

  Taken together, the Company's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee on a subordinated basis of payments of distributions and other amounts due on the related series of Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee".

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $750,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

  No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by the Company or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York and Pacific Stock Exchanges on which certain of the Company's securities are listed.

  The Company and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above or through the Commission's Internet home page. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Company and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Company and issuing the Trust Securities. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Company does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference in this Prospectus the following reports filed with the Commission pursuant to Section 13 of the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996; (iii) the Company's Current Reports on Form 8-K filed on January 16, January 24, January 31, February 29, April 1, April 5, April 10, April 16, July 16, August 9, September 20, September 23, October 15 and November 15, 1996; and (iv) the consolidated financial statements of First Interstate Bancorp ("First Interstate") as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, as contained in First Interstate's Annual Report on Form 10-K for the year ended December 31, 1995. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

  Any person receiving a copy of this Prospectus may obtain without charge, upon oral or written request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests should be directed to Wells Fargo & Company, Investor/Public Relations, MAC #0163-029, 343 Sansome Street, San Francisco, California 94163, telephone (415) 396-0560.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             WELLS FARGO & COMPANY

  Wells Fargo & Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. On April 1, 1996, the Company completed its acquisition of First Interstate Bancorp ("First Interstate"). On the basis of assets as of September 30, 1996, the Company was the eighth largest bank holding company in the United States. As of September 30, 1996, the Company had loans of $69.2 billion, total assets of $109.2 billion, total deposits of $83.7 billion and stockholders' equity of $14.9 billion. Its principal subsidiary is Wells Fargo Bank, National Association (the "Bank"). The Bank is primarily engaged in retail, commercial and corporate banking, real estate lending and trust and investment services.

  The Company is a legal entity separate and distinct from the Bank and its other affiliates. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. The executive offices of the Company are located at 420 Montgomery Street, San Francisco, California 94163. The Company's telephone number is (415) 477-1000.

  Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities.

             REGULATORY CAPITAL BENEFITS TO WELLS FARGO & COMPANY

  The Company is required by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") to maintain certain levels of capital for bank regulatory purposes. For these purposes, different capital instruments are classified as either Tier 1 or Tier 2 capital, with Tier 1 being the more favorable classification. The Federal Reserve Board has recently stated that long-term cumulative preferred instruments issued by a special-purpose subsidiary of a bank holding company and structured in the manner in which the Preferred Securities are structured normally will be accorded Tier 1 capital treatment. The Company believes that the Preferred Securities will qualify for Tier 1 capital treatment. Such treatment, together with the Company's ability to deduct, for income tax purposes, the interest payable on the Junior Subordinated Debentures, will provide the Company with a more cost-effective means of obtaining capital for regulatory purposes than if the Company itself were to issue additional preferred stock.

  As of the date of this Prospectus, the Company had five series of Preferred Stock outstanding which constitute Tier 1 Capital, consisting of 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series B ("Adjustable Rate Preferred Stock"), 477,500 shares of 9% Preferred Stock, Series C ("9% Preferred Stock") represented by 9,550,000 Depositary Shares each representing a one-twentieth interest in a share of 9% Preferred Stock, 350,000 shares of 8 7/8% Preferred Stock, Series D (the "8 7/8% Preferred Stock" and together with the 9% Preferred Stock, the "Fixed Rate Preferred Stock") represented by 7,000,000 Depositary Shares each representing a one-twentieth interest in a share of 8 7/8% Preferred Stock, 750,000 shares of 9% Preferred Stock, Series G ("9% Series G Preferred Stock") represented by 6,000,000 Depositary Shares each representing a one-eighth interest in a share of 9% Series G Preferred Stock and 4,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H (the "Fixed/Adjustable Rate Preferred Stock"). The Adjustable Rate Preferred Stock has a liquidation preference of $50, the Fixed Rate Preferred Stock has a liquidation preference of $500 per share or $25 per Depositary Share, the 9% Series G Preferred Stock has a liquidation preference of $200 per share or $25 per Depositary share and the Fixed/Adjustable Rate Preferred Stock has a liquidation preference of $50 per share. The 9% Preferred Stock has been called for redemption by the Company on December 31, 1996. The Company may call the other series of Preferred Stock for redemption on dates from the date of this Prospectus to October 1, 2001.

                                  THE ISSUERS

  Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as Depositor of the Issuer, and an initial Delaware trustee and (ii) the filing of a certificate of trust and restated certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of operating expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Company. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities -- Subordination of Common Securities". The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Under the Trust Agreement, the trustees for each Issuer will be the First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc. as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The Property Trustee will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Related Preferred Securities if a Debenture Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Company will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  Pursuant to the Expense Agreement entered into by the Company under each Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

  The principal executive office of each Issuer is 420 Montgomery Street, San Francisco, California 94163, and its telephone number is (415) 477-1000.

                                USE OF PROCEEDS

  All of the proceeds from the sale of Preferred Securities will be invested by the Issuer in Junior Subordinated Debentures. The net proceeds from the sale of the Junior Subordinated Debentures will be used by the Company for general corporate purposes. Specific allocations of the proceeds to such purposes have not been determined. The net proceeds may be used to reduce outstanding commercial paper and other debt of the Company. Based upon the anticipated future funding requirements of the Company and its subsidiaries, the Company expects that it will, from time to time, engage in additional financings of a character and in amounts to be determined and that its commercial paper borrowings and other short-term debt may be increased above the level prevailing after the initial use of proceeds.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under an indenture dated as of November 27, 1996, as supplemented from time to time (as so supplemented, the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part, and the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  The Indenture does not limit the amount of debt securities which can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company. The Junior Subordinated Debentures may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in currencies other than United States dollars, in composite currencies or in amounts determined by reference to an index and may otherwise vary, all as provided in the Indenture.

  The Prospectus Supplement will set forth the following specific terms regarding the series of Junior Subordinated Debentures offered thereby: (i) the designation and aggregate principal amount of Junior Subordinated Debentures of such series; (ii) the percentage of their principal amount at which such Junior Subordinated Debentures will be issued; (iii) the date or dates (if any) on which such Junior Subordinated Debentures will mature; (iv) the rate per annum or the method of determining the rate or rates per annum, if any, at which such Junior Subordinated Debentures will bear interest; (v) the dates from and on which such interest, if any, will accrue and be payable and the designated record dates for such interest payments; (vi) the place or places where the Junior Subordinated Debentures may be presented for payment, if other than as described under "-- Payment and Paying Agents"; (vii) any redemption terms; (viii) any conversion or exchange provisions; (ix) provisions for issuance of global securities; (x) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (xi) the form of Trust Agreement and Guarantee Agreement, if applicable; (xii) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (xiii) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture. If so indicated in the applicable Prospectus Supplement, the terms of the Junior Subordinated Debentures offered thereby may differ from those set forth herein.

  Some of the Junior Subordinated Debentures may be issued as discounted Junior Subordinated Debentures (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to such discounted Junior Subordinated Debentures will be described in the Prospectus Supplement relating thereto.

  Interest on the Junior Subordinated Debentures of any series will be payable to the persons in whose names the Junior Subordinated Debentures are registered at the close of business on the record date designated for an interest payment date. The Junior Subordinated Debentures may be presented for the payment of principal and interest, if any, transfer and exchange at the offices or agencies of the appropriate Securities Registrar maintained for such purposes in Chicago and New York City. Payment of any installment of interest may be made at the option of the Company by check, mailed to the address of the person entitled thereto as it appears on the Register of the Junior Subordinated Debentures of such series. The initial Securities Registrar will be The First National Bank of Chicago. The Junior Subordinated Debentures will be issued in fully registered form, without coupons, in denominations of $25 unless different authorized denominations are stated in the Prospectus Supplement. No service charge will be made for any exchange or registration of transfer of a Junior Subordinated Debenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge. The Indenture provides that if a series of Junior Subordinated Debentures is denominated in a currency other than United States dollars or in a composite currency, in the absence of a contrary provision in the Junior Subordinated Debentures any action or distribution under the Indenture will be based on the relative amount of United States dollars that could be obtained on such reasonable basis of exchange on such date as is specified by the Company to the Debenture Trustee.

  In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of a series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or
(ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

  All of the Junior Subordinated Debentures will be unsecured general obligations of the Company. Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of the Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. Unless otherwise set forth in the applicable Prospectus Supplement, neither the Indenture nor the Junior Subordinated Debentures contain provisions which would afford holders of the Junior Subordinated Debentures protection in the event of a takeover, recapitalization or similar restructuring involving the Company which could adversely affect the Junior Subordinated Debentures.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more global securities ("Global Security") that may be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Junior Subordinated Debentures in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any Junior Subordinated Debentures of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Junior Subordinated Debentures represented by such Global Security to the accounts of institutions that have accounts with such depositary ("Participants"). The accounts to be credited shall be designated by the underwriters of such Junior Subordinated Debentures, by certain agents of the Company or by the Company, if such Junior Subordinated Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary with respect to Participants' interests in such Global Security or by Participants or by persons that hold through Participants with respect to beneficial owners' interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such ownership limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the depositary for a Global Security, or its nominee, is the holder of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debenture represented by such Global Security for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Junior Subordinated Debentures of a series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Junior Subordinated Debentures.

  Principal and interest payments on Junior Subordinated Debentures registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Junior Subordinated Debentures. The Company expects that the depositary for Junior Subordinated Debentures of a series, upon receipt of any payment of principal or interest in respect of a Global Security, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by Participants or persons who hold interests through Participants to owners of beneficial interests in such Global Security held through such Participants or persons will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants or persons. None of the Company, the Debenture Trustee, any paying agent or any registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  If a depositary for Junior Subordinated Debentures of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Junior Subordinated Debentures of such series in definitive form in exchange for the Global Security or Securities representing the Junior Subordinated Debentures of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Junior Subordinated Debentures of a series represented by one or more Global Securities and, in such event, will issue Junior Subordinated Debentures of such series in definitive form in exchange for the Global Security or Securities representing such Junior Subordinated Debentures.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the offices of The First National Bank of Chicago, as paying agent in the City of Chicago or New York, or at the offices of such other paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in Chicago or New York for each series of Junior Subordinated Debentures.

  Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  The Company shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period") on the terms described in the applicable Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Junior Subordinated Debentures will not be subject to any sinking fund unless otherwise indicated in the applicable Prospectus Supplement.

  The Company may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time, unless otherwise indicated in the applicable Prospectus Supplement. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. The redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof, unless otherwise indicated in the applicable Prospectus Supplement. The Company may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  If a Tax Event, Capital Treatment Event or Investment Company Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Investment Company Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption unless otherwise indicated in the applicable Prospectus Supplement.

  "Tax Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the applicable Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  "Investment Company Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Issuer.

  Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Company will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the

Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the series of Related Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees), if at such time
(i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time, the Company and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of Junior Subordinated Debentures.

  The Indenture contains a provision permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of all series then outstanding under such Indenture affected by such supplemental indenture (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the holders of Junior Subordinated Debentures of each such series, provided that no such supplemental indenture may, without the consent of the holder of each Junior Subordinated Debenture so affected, (i) change the fixed maturity of any Junior Subordinated Debentures, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or change the currency of payment of principal or of any interest thereon or on any overdue principal amount, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, (iii) modify certain provisions of the Indenture relating to modification or waiver except to increase the required percentage or (iv) modify the provisions with respect to the subordination of outstanding Junior Subordinated Debentures of any series in a manner adverse to the holders thereof; provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  The Indenture provides that the Company may omit in any particular instance to comply with any covenant or condition specifically contained in such Indenture for the benefit of one or more series of Junior Subordinated Debentures if before the time for such compliance the holders of a majority in principal amount of the Junior

Subordinated Debentures of all series then outstanding under such Indenture affected by the omission (voting as one class) waive such compliance in such instance, but such waiver shall not extend to or affect such covenant or condition except to the extent so expressly waived.

DEBENTURE EVENTS OF DEFAULT

  A Debenture Event of Default with respect to any series of Junior Subordinated Debentures is defined in the Indenture as being: (a) default for 30 days in payment of any installment of interest on Junior Subordinated Debentures of such series (subject to the deferral of any due date in the case of an Extension Period); (b) default in payment of any principal or premium, if any, on Junior Subordinated Debentures of such series; (c) default by the Company in performance in any material respect of any of the covenants or agreements in the Indenture specifically contained therein for the benefit of the Junior Subordinated Debentures of such series which shall not have been remedied for a period of 90 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of not less than 25% in principal amount of the Junior Subordinated Debentures of such series and all other series so benefited (all such series voting as one class) then outstanding; or (d) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank. No Debenture Event of Default described in clause (a), (b) or (c) above with respect to a particular series of Junior Subordinated Debentures necessarily constitutes a Debenture Event of Default with respect to any other series of Junior Subordinated Debentures.

  The Indenture provides that if a Debenture Event of Default under clause
(a), (b) or (c) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to less than all series of Junior Subordinated Debentures then outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of the then outstanding Junior Subordinated Debentures of the series as to which the Debenture Event of Default has occurred (each such series voting as a separate class in the case of a Debenture Event of Default under clause (a) or (b), and all such series voting as one class in the case of a Debenture Event of Default under clause (c)) may declare the principal (or portion thereof specified in the terms of such series) of all the Junior Subordinated Debentures of such series, or of all such series in the case of a Debenture Event of Default under clause (c) above, in each case together with any accrued interest, to be due and payable immediately. In the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. The Indenture also provides that if a Debenture Event of Default under clause (c) or (d) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to all Junior Subordinated Debentures then outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of all the Junior Subordinated Debentures then outstanding (voting as one class) may declare the principal (or portion thereof specified in the terms of any series) of all the Junior Subordinated Debentures, together with any accrued interest, to be due and payable immediately. In the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. Upon certain conditions, (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) such declaration may be annulled by the holders of a majority in principal amount of the Junior Subordinated Debentures of the series then outstanding as were entitled to declare such default (such series or all series voting as one class, if more than one series is so entitled). In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right. In addition, past defaults may be waived by the holders of a majority in principal amount of the Junior Subordinated Debentures of all series then outstanding (all series voting as one class), except a default in the payment of principal of or interest on the Junior Subordinated Debentures or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Junior Subordinated Debenture so affected. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding

Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right, as the holder of such Corresponding Junior Subordinated Debentures, to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be immediately due and payable and to enforce its other rights with respect to such Corresponding Junior Subordinated Debentures.

  The Indenture contains a provision entitling the Debenture Trustee, subject to the duty of the Debenture Trustee during default to act with the required standard of care, to be indemnified by the holders of Junior Subordinated Debentures issued under the Indenture before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture also provides that the holders of a majority in principal amount of the outstanding Junior Subordinated Debentures issued thereunder of all series affected (voting as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Securities of such series.

  The Indenture contains a covenant that the Company will file annually with the Debenture Trustee a certificate as to the absence of any default or specifying any default that exists.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Related Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities --Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless (i) the successor entity (if other than the Company) is a U.S. entity and expressly assumes the Company's obligations under such Indenture and on the Junior Subordinated Debentures issued under such Indenture; (ii) immediately after giving effect to such transaction, the Company or the successor would not be in default under such Indenture; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement and Guarantee; and (iv) certain other conditions as prescribed by the Indenture are met.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  The terms, if any, on which Junior Subordinate Debentures of any series are convertible or exchangeable into Preferred Securities or other securities will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the Prospectus Supplement relating thereto.

SUBORDINATION

  In the Indenture, the Company has covenanted and agreed that the obligations of the Company to make any payment of or on account of the principal of and interest on the Junior Subordinated Debentures of any series will be subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company to the extent described in the next two paragraphs. Senior Indebtedness of the Company with respect to the Junior Subordinated Debentures will include the existing and future senior notes, senior subordinated notes and subordinated notes of the Company and means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations under letters of credit, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii) and (iv) above, whether outstanding on the date of execution of the Indenture or thereafter incurred, other than obligations "ranking on a parity" with the Junior Subordinated Debentures or "ranking junior" to the Junior Subordinated Debentures (as those terms are defined in the Supplemental Indenture); provided, however, that the Junior Subordinated Debentures of any series will not be subordinate and junior in right of payment to any trade creditors. As of September 30, 1996, there was $5.4 billion of Senior Indebtedness of the Company outstanding. The Indenture does not limit the amount of future increase in Senior Indebtedness of the Company. The Company expects from time to time to issue additional indebtedness constituting Senior Indebtedness.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  In the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company to holders of Senior Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Junior Subordinated Debentures. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Company, the holders of the Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amount at the time due and owing on account of unpaid principal of and interest on the Junior Subordinated Debentures before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Junior Subordinated Debentures. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of California.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by the Company to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under "-- Modification of Indenture" and "-- Debenture Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer of Related Preferred Securities shall occur and be continuing, the Company may, at its option and subject to prior approval of the Federal Reserve (if then so required under applicable guidelines or policies), redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Company. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms.

  The Company will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such

Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities -- Redemption or Exchange") in respect of such Trust Securities, the Company will pay to such Issuer such Additional Sums. The Company will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of an Issuer's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York and San Francisco are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Preferred Securities represent preferred beneficial ownership interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Company has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plans, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to such Related Preferred Securities and (d) purchases of common stock or rights related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees).

  The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Company does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees".

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 15 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

  The Company will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event (each as defined below) or (iii) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

  Distribution of Corresponding Junior Subordinated Debentures. Subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Company has the right to terminate any Issuer, and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer.

  Tax Event, Capital Treatment Event or Investment Company Event
Redemption. If a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event. In the event a Tax Event, Capital Treatment Event or Investment Company Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing, and the Company does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to terminate the related Issuer and after satisfaction of the liabilities of creditors of such Issuer as required by applicable law cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Investment Company Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Issuer.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $25 per Trust Security.

  "Tax Event" means the receipt by the applicable Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the applicable Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the aggregate Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--
 Subordination of Common Securities".

  If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the Redemption Date.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and distributions) will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any Event of Default resulting from a Debenture Event of Default, the Company as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of the Company, as Depositor and subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines and policies); (iii) redemption of all of the Issuer's Preferred Securities as described under "Description of Preferred Securities --
 Redemption or Exchange -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

    (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See "-- Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATION OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise indicated in the Prospectus Supplement. An Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (vii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The

Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a

Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms accepable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures.

  Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Company believe to be accurate, but the Issuers and the Company assume no responsibility for the accuracy thereof. Neither the Issuers nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary termination, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on its Preferred Securities and will not have funds legally available therefor. In such event, holders of the Issuer's Preferred Securities would not be able to rely on the Guarantee for such payments.

  Each Guarantee will rank subordinate and junior in right of payment to all liabilities of the Company, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Series A Guarantee. See "-- Status of the Guarantees". Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. There are various legal limitations on the extent to which the Bank, which is the Company's principal subsidiary, may extend credit, pay dividends or otherwise supply funds to the Company or its affiliates. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Wells Fargo & Company". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

  Taken together, the Company's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a subordinated basis of all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee".

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all liabilities of the Company (including obligations under the Junior Subordinated Debentures), with the exception of any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Series A Guarantee.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee

Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred
Securities -- Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

   Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of California.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
               THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                              AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a subordinated basis of payments of Distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debentures, the related Issuer will not have funds to pay Distributions or other amounts due on the Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of a pro-rata portion of the payment due on the Corresponding Junior Subordinated Debentures.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) under the Expense Agreement, the Company shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any related Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Indebtedness of the Company would not constitute an Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Company under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of the liability of creditors as required by applicable law, the holders of the Related Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Company and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Company and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

   Any underwriting compensation paid by the Company and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Company and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company and the Issuers by Brobeck, Phleger & Harrison LLP, San Francisco, California, counsel to the Company and for the Issuers by Richards, Layton & Finger, special Delaware counsel to the Issuers and the Company. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York City. Brobeck, Phleger & Harrison LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Brobeck, Phleger & Harrison LLP.

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of First Interstate as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference herein have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE SUCH DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

                             PROSPECTUS SUPPLEMENT

Risk Factors.............................................................  S-5
Wells Fargo Capital II................................................... S-10
Wells Fargo & Company.................................................... S-10
Consolidated Ratios of Earnings to Fixed Charges......................... S-11
Accounting Treatment..................................................... S-12
Certain Terms of Capital Securities...................................... S-12
Clearing and Settlement.................................................. S-15
Certain Terms of Subordinated Debentures................................. S-18
Certain Federal Income Tax Consequences.................................. S-23
ERISA Considerations..................................................... S-26
Underwriting............................................................. S-28

                                  PROSPECTUS

Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    4
Wells Fargo & Company....................................................    5
Regulatory Capital Benefits to Wells Fargo & Company.....................    5
The Issuers..............................................................    6
Use of Proceeds..........................................................    7
Description of Junior Subordinated Debentures............................    7
Description of Preferred Securities......................................   17
Book-Entry Issuance......................................................   28
Description of Guarantees................................................   30
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures and the Guarantees..............................   33
Plan of Distribution.....................................................   34
Validity of Securities...................................................   35
Experts..................................................................   35

                            WELLS FARGO CAPITAL II


                                 $150,000,000

                       Floating Rate Capital Securities
               (Liquidation Amount $1,000 per Capital Security)
          Fully and Unconditionally Guaranteed as Described Herein by

                             WELLS FARGO & COMPANY


                             PROSPECTUS SUPPLEMENT



                          CREDIT SUISSE FIRST BOSTON


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